UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2007

MCA HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-52162
98-0497320
(State or other jurisdiction of incorporation)	(Commission File Number)
(IRS Employer Identification No.)

Suite 628 138 4th Av., S.E. Calgary, Alberta

Canada
T2G 4Z6
(Address of principal executive offices)
(ZIP Code)
Registrant’s telephone number, including area code: (403) 229-2337

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01

Entry Into a Material Definitive Agreement.

MCA Holdings, Inc. ("MCA") has entered into an exchange agreement (the "Exchange Agreement") with Jet Global International Investment Group of Hong Kong ("JGIIG").  Under the terms of the Exchange Agreement JGIIG will sell all the stock in its wholly owned subsidiary, Jet Global Energy Limited of Hunan, China ("JGE"), to MCA in exchange for approximately 38,000,000 shares of the common stock of MCA.  Upon completion of the proposed transaction, JGE will become a wholly owned subsidiary of MCA.

The shares to be issued by MCA will be paid in the following manner:

1.

At Closing, 19,000,000 shares of MCA common stock will be transferred to JGIIG.

2.

One (1) year following completion of JGE's electrical generating facility, MCA shall issue to JGIIG an additional 9,500,000 shares of the common stock of MCA, provided that such shares will not be issued unless JGE has attained gross revenues during the immediately preceding 12 month period of a minimum of $12,000,000 and net income after taxes during the same period of at least $500,000.

3.

Two (2) years following JGE's completion of the electrical generating facility, MCA shall issue an additional 9,500,000 shares of common stock provided, however, that at that time JGE shall have attained gross revenues during the immediately preceding 12 month period of $24,000,000 and income after taxes during the same period of a minimum of $2,500,000.

4.

In addition to the foregoing, MCA shall have the right to repurchase its shares by returning the JGE shares to JGIIG if JGE is not capable of the generation of electricity on a commercial basis within one (1) year following the closing of the Exchange transaction.

5.

Pending delivery of the MCA certificates as described herein, the certificates shall be held by an escrow agent to be appointed by the parties.

6.

The obligation to close the transaction under the terms of the Exchange Agreement shall be subject to normal terms and conditions contained in such agreements.

JGE has been granted a license by the provincial government to operate an electrical generating facility in the Hunan province.  JGE is in the preliminary phase of planning and developing its power plant.  The proposed generating facility will be located in the Liuyang International Pharmaceutical Industrial Park ("LIPIP"), which is approximately 35 kilometers east of the City of Changsha.  The proposed power generating facility will be a combined cycle gas turbine and it is expected to have a capacity of 90 mega watts.  In addition to electric power, the turbine generator will also produce steam, which will be sold to various users at the LIPIP.

At this time, JGE has not generated any electric power and it has not received any revenues from the sale of electric power.  In the event the acquisition is completed, it is anticipated that MCA will adopt and continue to implement JGE's business plan to operate a power generating facility.  In addition, the Company will seek to acquire other electrical generating facilities in China, although MCA may not be successful in implementing this plan.

Item 9.01

Financial Statements and Exhibits.

Exhibit 10.1

Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 10, 2007	MCA HOLDINGS CORPORATION

By: /s/ Wai Leung Cheng_________
Wai Leung Cheng, President

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